UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 2, 2009

UNITED RENTALS, INC.
UNITED RENTALS (NORTH AMERICA), INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-14387	06-1522496
Delaware	001-13663	06-1493538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Greenwich Office Park Greenwich, CT		06831
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (203) 622-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

On June 2, 2009, United Rentals, Inc. issued a press release announcing that its subsidiary, United Rentals (North America), Inc., priced an offering of $500 million aggregate principal amount of 10.875% senior notes due 2016.  The notes will be sold to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States in accordance with Regulation S under the Securities Act.

This notice does not constitute an offer to sell or the solicitation of an offer to buy securities. Any offers of the securities will be made only by means of a private offering memorandum. The notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein and filed for the purpose of complying with Rule 135c under the Securities Act.

Item 9.01.              Financial Statements and Exhibits.

Exhibits.

99.1         Press Release of United Rentals, Inc., dated June 2, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 3, 2009.

UNITED RENTALS, INC.

By:	/s/ Jonathan M. Gottsegen
Name:	Jonathan M. Gottsegen
Title:	Senior Vice President, General Counsel and Corporate Secretary

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ Jonathan M. Gottsegen
Name:	Jonathan M. Gottsegen
Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of United Rentals, Inc., dated June 2, 2009.